UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FBL Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

FBL Financial Group Special Committee Sends Letter to Shareholders Regarding Proposed Transaction with Farm Bureau Property & Casualty Insurance Company

Leading Proxy Advisory Firm Glass Lewis Recommends FBL Shareholders Vote “FOR” Proposed Transaction

Special Committee Urges Shareholders to Vote “FOR” the Proposed Transaction on the WHITE Proxy Card to Lock In Compelling, Certain Value

WEST DES MOINES, Iowa – April 20, 2021 – FBL Financial Group, Inc. (NYSE: FFG) (“FBL Financial Group”) today sent the following letter to shareholders regarding the previously announced definitive agreement under which Farm Bureau Property & Casualty Insurance Company (“FBPCIC”) will acquire all of the outstanding shares of FBL Financial Group Class A and Class B common stock, excluding shares owned by FBPCIC and the Iowa Farm Bureau Federation, for $56.00 per share in cash:

April 20, 2021

Dear Fellow Shareholder,

The Special Meeting of Shareholders to vote on the proposed sale of FBL Financial Group, Inc. (“FBL Financial Group” or the “Company”) to Farm Bureau Property & Casualty Insurance Company (“FBPCIC”) is fast approaching on April 29, 2021, and shareholders have a very important decision to make.

Your vote FOR the transaction on the WHITE proxy card is critical to securing your $56.00 per share in cash – a compelling valuation and opportunity to realize immediate and certain value.

Consider the Facts Before Casting Your Vote

•	Independent Proxy Advisor Recommendation. Glass Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, has recommended that FBL Financial Group’s shareholders vote “FOR” the proposed transaction, reinforcing our strong view that this is the right transaction.
o	In its report, Glass Lewis notes that the analysis presented by Capital Returns Management (“CRM”) in its opposition to the transaction is “largely flawed and lacking in the necessary nuance” and acknowledges that “reasonable safeguards” were put in place by FBL Financial Group’s Board of Directors (the “Board”) to protect the Company’s unaffiliated shareholders. [1]

1 Permission to use quotes neither sought nor granted.

•	Rigorous and Independent Process. The proposed transaction follows an in-depth three-month process undertaken by the Special Committee of the Board (the “Special Committee”), made up of independent and unaffiliated directors and supported by independent legal and financial advisors.
•	Detailed Analysis. The Special Committee carefully evaluated FBPCIC’s offer with the support of independent financial advisors based on several methodologies, including a detailed intrinsic valuation analysis and an actuarial report, and in the context of the Company’s long-term prospects for value creation.
•	Compelling Value vs. Standalone Prospects. The $56.00 per share offer represents a 30% to 40% premium to the Company’s standalone implied value if it were to trade in line with peers on an earnings multiple basis.

After careful review and vigorous negotiation – and in light of the meaningful headwinds facing the Company – the Special Committee is confident that this is the right transaction for FBL Financial Group’s unaffiliated shareholders.

Do Not be Misled

Institutional Shareholder Services, Inc. (“ISS”), another proxy advisory firm, issued a report recommending that shareholders vote against the transaction. We believe that the ISS report ignores important facts regarding the Special Committee’s process, FBL Financial Group’s standalone prospects, weaker financial performance relative to industry peers and the compelling valuation offered by the transaction. Our strong view is that following the ISS recommendation could lead unaffiliated shareholders to leave significant value on the table.

Our view is reiterated by Glass Lewis, which notes that it has “significant doubts whether the Company’s common shares would be able to sustain trading at a price level consistent with the merger consideration in the absence of the proposed merger.” 2

In addition, we believe, as highlighted in the Glass Lewis report, that CRM’s analysis is misleading and their perspective is flawed. The proposed transaction reflects months of tough negotiation, rigorous analysis by financial experts with deep insurance industry expertise, and the thoughtful consideration of a highly-qualified Special Committee comprised of unaffiliated, independent Directors focused on maximizing value for fellow unaffiliated shareholders. We confidently urge shareholders to vote FOR the proposed transaction on the WHITE proxy card today.

2 Permission to use quotes neither sought nor granted. Emphasis added.

Your Vote is Important! Secure Your Cash Value and Vote for the Proposal on the WHITE Proxy Card Today!

Your vote is important, as a failure to vote will have the same effect as a vote against the transaction. No matter how many shares you own, we urge you to sign and return the enclosed WHITE proxy card and vote FOR the proposal to approve the transaction and secure your certain, immediate and compelling value of $56.00 per share in cash. You should discard any gold proxy cards you may receive from CRM. If you have already cast your vote on another proxy card, you have every right to revoke your prior vote by simply using the WHITE proxy card to vote again, as only your latest-dated proxy will count. Please vote your WHITE proxy card today, either by Internet, phone or mail. If you have questions about how to vote your shares, please immediately contact Okapi Partners, our proxy solicitor, at (877) 629-6357 or at info@okapipartners.com.

Sincerely,

The Special Committee of the
FBL Financial Group Board of Directors

About FBL Financial Group

FBL Financial Group is a holding company with the purpose to protect livelihoods and futures. Operating under the consumer brand name Farm Bureau Financial Services, its affiliates offer a broad range of life insurance, annuity and investment products distributed by multiline exclusive Farm Bureau agents. Helping complete the financial services offering, advisors offer wealth management and financial planning services. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. Headquartered in West Des Moines, Iowa, FBL Financial Group is traded on the New York Stock Exchange under the symbol FFG. For more information, please visit www.fblfinancial.com and www.fbfs.com.

Additional Information and Where to Find It

In connection with the proposed transaction, FBL Financial Group has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A and a Schedule 13e-3 Transaction Statement, and may file other documents with the SEC regarding the proposed transaction. This press release is not a substitute for the definitive proxy statement or any other document that FBL Financial Group may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, FBL FINANCIAL GROUP ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the definitive proxy statement and accompanying WHITE proxy card, any amendments or supplements to the proxy statement and other documents filed with the SEC by FBL Financial Group through the web site maintained by the SEC at www.sec.gov or by contacting the individuals listed below.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information). When we use words such as “anticipate,” “intend,” “plan,” “seek,” “believe,” “may,” “could,” “will,” “should,” “would,” “could,” “estimate,” “continue,” “predict,” “potential,” “project,” “expect,” or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the requisite shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, and expenses and charges related to the transaction; change in interest rates; changes in laws and regulations; differences between actual claims experience and underwriting assumptions; relationships with Farm Bureau organizations; the ability to attract and retain sales agents; adverse results from litigation; the impact of the COVID-19 pandemic and any future pandemics and the impact and results of the contested solicitation by Capital Returns Management, LLC. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in FBL Financial Group’s filings with the SEC, including FBL Financial Group’s Annual Report on Form 10-K and FBL Financial Group’s quarterly reports on Form 10-Q. The statements in this press release speak only as of the date of this press release and we undertake no obligation or intention to update or revise any forward-looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law.

Contacts

FBL Financial Group:

Media:

Bryan Locke and Lindsay Molk

Sard Verbinnen & Co

FBLFinancial-SVC@sardverb.com

Investors:

Kathleen Till Stange

Vice President Corporate & Investor Relations

Kathleen.TillStange@FBLFinancial.com

4